UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2013

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 15, 2013, the Human Resources Committee of the Board of Directors (the "Committee") of ConAgra Foods, Inc. (the "Company") approved grants of performance shares under the ConAgra Foods, Inc. 2008 Performance Share Plan (the "2008 Plan") for the three-year performance period of fiscal 2014 through 2016. Performance share grants were approved for all eligible participants, but specific information is provided in this report for: Gary M. Rodkin, President and Chief Executive Officer; John F. Gehring, Executive Vice President and Chief Financial Officer; Colleen R. Batcheler, Executive Vice President, General Counsel and Corporate Secretary; Brian L. Keck, Executive Vice President and Chief Administrative Officer; and Paul T. Maass, President, Private Brands and Foodservice. These officers were named in the summary compensation table included in the Company’s proxy statement for the Company’s 2013 annual stockholders’ meeting, and we refer to these officers in this report as the "named executive officers".

Under the 2008 Plan, the Committee awarded a targeted number of performance shares to each plan participant for the fiscal 2014 through 2016 plan cycle. The executive will earn the performance shares only if pre-set, company-wide financial objectives for the three-year period ending with fiscal 2016 are achieved. The financial objectives for the fiscal 2014 to 2016 plan cycle are specified levels of (i) three-year earnings before interest, taxes, depreciation and amortization ("EBITDA") return on capital and (ii) three-year average net sales growth.

Payouts on earned performance shares are made in shares of the Company’s common stock and may be more or less than the target award, depending on actual performance. Dividend equivalents will be paid on the portion of performance shares actually earned at the regular dividend rate over the performance period. Dividend equivalents will be paid in shares of the Company’s common stock. The Committee has retained the discretion to adjust performance results to account for items impacting comparability. Achievement of a threshold level of three-year average EBITDA return on capital will result in a threshold payout equal to 25% of the participant’s approved target opportunity. No portion of the incentive is guaranteed. All payouts are capped at 220% of individual targets. A maximum payout would be achieved only with significant over-performance versus the targeted financial objectives for both EBITDA return on capital and net sales growth. The target number of performance shares granted to the named executive officers were: Mr. Rodkin, 75,219 performance shares; Mr. Gehring, 21,882 performance shares; Ms. Batcheler, 21,882 performance shares; Mr. Keck, 21,882 performance shares; and Mr. Maass, 21,882 performance shares. Any actual payout (including any above target payout) will depend on the Company’s performance over the three-year performance period and be made, if at all, following the end of fiscal 2016.

Mr. Andre J. Hawaux, the Company’s former President, Consumer Foods, was also named in the summary compensation table included in the Company’s proxy statement for the Company’s 2013 annual stockholders’ meeting, but he voluntarily resigned from ConAgra Foods, Inc. shortly after the end of fiscal 2013. Accordingly, none of the information above impacts Mr. Hawaux.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

August 21, 2013	By:	Colleen Batcheler

Name: Colleen Batcheler
Title: EVP, General Counsel and Corporate Secretary